Exhibit 10.3

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this July 15, 2020, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and EVERSPIN TECHNOLOGIES, INC., a Delaware corporation (“Borrower”).

RECITALS

A.          Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of August 5, 2019 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.          Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.          Borrower has requested that Bank amend the Loan Agreement to (i) change the Term Loan Amortization Date, (ii) extend the Term Loan Maturity Date, (iii) remove the Liquidity Ratio financial covenant, (iv) add a new minimum cash and availability covenant, and (iv) make certain revisions to the Loan Agreement as more fully set forth herein.

D.          Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.          Reaffirmation of Obligations. Borrower (a) ratifies, confirms, and reaffirms the Obligations and (b) acknowledges and agrees that (i) each of the Loan Documents remain in full force and effect in accordance with the original terms, except as expressly modified hereby and (ii) the Loan Agreement and the other Loan Documents shall continue to secure all Obligations as stated therein.

3.          Reaffirmation of Security Interest in the Collateral. Borrower acknowledges and agrees that (i) the security interests and Liens in the Collateral granted by Borrower under Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Amendment, and Bank’s priority with respect thereto shall not be affected hereby or thereby and (ii) the Loan Documents shall continue to secure all Obligations as set forth therein. Nothing in this Amendment is intended to impair or limit the validity, priority or extent of Bank’s security interests in and Liens upon the Collateral.

4.          Amendments to Loan Agreement.

4.1        Section 2.6 (Payment of Interest on the Credit Extensions). Section 2.6(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)         Interest Rate.

(i)          Advances. Subject to Section 2.6(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of

(i) one and one half of one percent (1.50%) above the Prime Rate, or (ii) four and three quarters of one percent (4.75%), which interest shall be payable monthly in accordance with Section 2.6(d) below.

(ii)         Term Loan Advance. Subject to Section 2.6(b), the principal amount outstanding under the Term Loan Advance shall accrue interest at a floating per annum rate equal to the greater of (i) three quarters of one percent (0.75%) below the Prime Rate, or (ii) three and three quarters of one percent (3.75%), which interest shall be payable monthly in accordance with Section 2.6(d) below.

4.2        Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(b) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(b)         (i) monthly accounts receivable agings, aged by invoice date, (ii) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and

(iii)  monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue report, and general ledger, no later than within thirty (30) days after the end of each month;

4.3        Section 6.9 (Financial Covenants). Section 6.9(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)         Minimum Cash and Availability. Maintain at all times, to be tested as of the last day of each month, Cash and Availability of at least Eleven Million Dollars ($11,000,000).

4.4        Section 10 (Address for Notices). Borrower’s address for notices set forth in Section 10 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

If to Borrower:               Everspin Technologies, Inc.

5670 W. Chandler Blvd, Suite 100

Chandler, Arizona 85226

Attn:     Kevin Conley, CEO

Email: kevin.conley@everspin.com

4.5        Section 13 (Definitions).

(a)         The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“Term Loan Amortization Date” is January 1, 2021. “Term Loan Maturity Date” June 1, 2023.

“Streamline Period” is, on and after the First Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding month, maintained Cash and Availability of at least Twelve Million Dollars ($12,000,000), as determined by Bank in its discretion (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for one (1) fiscal quarter as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its discretion, that the Streamline Threshold has been achieved.

“Warrant” means, individually and collectively, (a) that certain Amended and Restated Warrant to Purchase Common Stock dated as of the Effective Date executed by Borrower in favor of Bank, and (b) that certain Warrant to Purchase Common Stock dated as of the First Amendment Effective Date executed by Borrower in favor of Bank, each as the same may be amended, modified, supplemented or restated from time to time.

(b)         The following new defined terms are hereby inserted alphabetically in Section 13.1 of the Loan Agreement:

“Cash and Availability” means the sum of (i) Borrower’s unrestricted cash maintained at Bank and Bank’s Affiliates, plus (ii) the Availability Amount.

“First Amendment Effective Date” is July 15, 2020.

“Streamline Threshold” is defined in the definition of Streamline Period.

(c)         The defined term “Eligible Accounts” in Section 13.1 of the Loan Agreement is hereby amended as follows:

(i)          Clause (b) of the definition of “Eligible Accounts” in Section 13.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

(b) Accounts that the Account Debtor has not paid within ninety (90) days (or one hundred twenty (120) days when the Account Debtor is Celestica Shared Service Centre) of invoice date regardless of invoice payment period terms;

(ii)         Clause (z) of the definition of “Eligible Accounts” in Section 13.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

(z) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25.0%) of all Accounts, except for Celestica Shared Service Centre, for which such percentage is thirty-five percent (35.0%);

(d)         The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety: “Liquidity Ratio”, “Quick Assets”, and “Streamline Ratio”.

4.6        Exhibit B (Compliance Certificate). The Compliance Certificate attached to the Loan Agreement as Exhibit B is hereby replaced in its entirety with the Compliance Certificate attached hereto as Exhibit B. From and after the First Amendment Effective Date, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to the Compliance Certificate in the form attached hereto as Exhibit B.

5.          Limitation of Amendments.

5.1        The amendments set forth in Section 4, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2        This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.          Representations and Warranties.      To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1        Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2        Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3        The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

6.7        This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.          Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.          Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.          Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of the Warrant to Purchase Common Stock dated as of the First Amendment Effective Date by each party hereto (the “2020 Warrant”), and (c) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with the negotiation and preparation of this Agreement and the 2020 Warrant.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

EVERSPIN TECHNOLOGIES, INC.

/s/ Kevin Conley
By:	Name: Kevin Conley
Title: President and CEO

BANK:

SILICON VALLEY BANK

/s/ Ryan Edwards
By:	Name: Ryan Edwards
Title: Managing Director

[Signature Page to First Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	EVERSPIN TECHNOLOGIES, INC.

The undersigned authorized officer of EVERSPIN TECHNOLOGIES, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes	No
Annual financial statements (CPA Audited)	FYE within 150 days	Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings	monthly within 30 days of month end	Yes	No
Deferred Revenue Report	Monthly within 30 days	Yes	No
Borrowing Base Reports	Weekly on Friday of each week/monthly within 7 days of month end	Yes	No
Board approved projections	Earlier of (i) 15 days of Board approval, or (ii) January 31 and as amended/updated	Yes	No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain monthly:
Minimum Cash and Availability	$11,000,000	$	Yes No

Streamline Period		Applies

Cash and Availability > $12,000,000	Yes	Yes No
Cash and Availability < $12,000,000	No	Yes No

The following financial covenant and Streamline Period analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

EVERSPIN TECHNOLOGIES, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:	Verified:
AUTHORIZED SIGNER
Date:
	Compliance Status:	Yes	No

Schedule 1 to Compliance Certificate

Financial Covenant and Streamline Period of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:

I.	Minimum Cash and Availability (Section 6.9(a))

Required:	$11,000,000

Actual:	$

A.	Aggregate value of Borrower’s unrestricted cash maintained at Bank and Bank’s Affiliates	$
B.	The Revolving Line (i.e., $5,000,000)	$
C.	The amount available under the Borrowing Base	$
D.	The outstanding principal balance of any Advances	$
E.	Availability Amount (the (a) lesser of (i) line B or (ii) line C, minus (b) line D)
F.	Cash and Availability (line A plus line E)

Is line F equal to or greater than the amount required above?

No, not in compliance		Yes, in compliance

II.	Streamline Period

Required: Is the Minimum Cash and Availability≥ $12,000,000

No, not in Streamline Period		Yes, in Streamline Period